Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$17,098,850
Unrealized Gain (Loss) on Market Value of Futures	(117,522,540)
Dividend Income	303,946
Interest Income	976,288
ETF Transaction Fees	19,000
Total Income (Loss)	$(99,124,456)

Expenses
General Partner Management Fees	$1,157,135
Professional Fees	200,365
Brokerage Commissions	413,060
Non-interested Directors' Fees and Expenses	18,328
Prepaid Insurance Expense	14,088
NYMEX License Fee	38,571
SEC & FINRA Registration Expense	29,592
Total Expenses	$1,871,139
Net Income (Loss)	$(100,995,595)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 1/1/17	$3,101,956,669
Additions (17,900,000 Shares)	203,088,499
Withdrawals (29,300,000 Shares)	(334,177,213)
Net Income (Loss)	(100,995,595)

Net Asset Value End of Month	$2,869,872,360
Net Asset Value Per Share (253,600,000 Shares)	$11.32

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612